UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 3, 2009

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On February 5, 2009, Datawatch Corporation (the “Company”) issued a press release regarding its financial results for the first quarter ended December 31, 2008.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02, including in Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers

On February 3, 2009, the Compensation and Stock Committee of the Board of Directors of the Company approved grants of stock options and restricted stock units to the following named executive officers:

Name and Title	Stock Options Granted	Restricted Stock Units Granted
Ken Bero President and Chief Executive Officer	6,000	2,000
John H. Kitchen Chief Marketing Officer and Senior Vice President	4,000	1,500
Murray Fish Chief Financial Officer and Vice President of Finance	4,000	1,500
Robert Clemens Vice President Worldwide Sales	4,000	1,500
Harvey Gross Vice President Product Management and Development	4,000	1,500
Dan Incropera Corporate Controller and Vice President	1,500	500

Both the stock options and restricted stock units were granted pursuant to the Company’s 2006 Equity Compensation and Incentive Plan, and the awards vest over a period of three years.  The form of the agreement used to grant the restricted stock units is attached hereto as Exhibit 10.1.  The form of agreement used to grant the stock options was previously filed with the Securities and Exchange Commission on the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Item 9.01     Financial Statements and Exhibits

(d)           Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.                Description
10.1                             Form of Restricted Stock Agreement for Executives and Directors
99.1                             Press Release dated February 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: February 5, 2009	By:	/s/ Kenneth P. Bero
Name: Kenneth P. Bero
Title: President and Chief ExecutiveOfficer